Press Contact:
Shannon Lapierre
631-342-3839
Shannon.lapierre@ca.com

Investor Contact:
Maureen May
631-342-6193
Maureen.may@ca.com

CA REPORTS SOLID SECOND QUARTER 2005 RESULTS
AND INCREASES FULL YEAR GUIDANCE

•	Revenue of $855 million, up 6 percent from prior year period;

•	GAAP loss from continuing operations of $94 million, or $0.16 per share, including a reduction of $0.22 per share in one-time items; and

•	Operating (non-GAAP) EPS of $0.22 per share, including $0.04 per diluted share impact of a favorable tax benefit.

ISLANDIA, N.Y., October 20, 2004 – Computer Associates International, Inc. (NYSE: CA), the world’s largest management software company, today reported financial results for its fiscal year 2005 second quarter ended September 30, 2004, that exceeded previous guidance for revenue and operating earnings. In addition, the company provided revenue and earnings per share guidance for the third quarter and increased its operating earnings guidance for the full fiscal year 2005.

“CA’s made significant progress in the second quarter,” said CA’s Chief Executive Officer Kenneth Cron. “We resolved the government investigations and initiated an aggressive restructuring plan. We continued to drive our business and revenue growth strategies and outperformed in what continues to be a challenging technology environment. This is a demonstration of the strength and resiliency of CA’s business, and recognizes the promise of our go-forward growth strategy.”

Stated CA Chief Operating Officer Jeff Clarke, “Business was solid across the geographies and product lines. I’m particularly pleased with the performance of our channel business, one of our strategic growth opportunities, which grew by 20 percent. With our restructuring plan well underway, we are committed to continued expense controls, rigorous analysis to maximize our investments and expanding our margins. Clearly, we are in an excellent position to focus on our future and deliver value to our customers and shareholders.”

Financial Overview: Second Quarter Fiscal Year 2005

Total revenue for the second quarter of fiscal year 2005 was $855 million, a 6 percent increase over the second quarter of fiscal year 2004, and $5 million greater than the high end of the range of the Company’s previous preliminary guidance.

On a constant currency basis, total revenue for the second quarter increased approximately 3 percent compared to the similar period last year.

Revenue from CA’s Technology Services unit was $59 million for the quarter, up approximately 7 percent when compared to the similar quarter last year, as a result of better execution in meeting customer needs.

Bookings, or new deferred subscription revenue for the second quarter increased by 70 percent to $690 million, including $41 million of indirect bookings. CA’s total deferred subscription revenue balance as of September 30, 2004, was approximately $4.4 billion.

The Company reported a GAAP loss from continuing operations for the second quarter of $94 million, or $0.16 per diluted share, compared to a GAAP loss of $90 million, or $0.16 per diluted share, reported in the comparable period last year. The GAAP loss reflected a number of one-time items, including a $218 million, or $0.24 per diluted share, after-tax charge related to the previously announced establishment of a Restitution Fund to resolve the government investigations, a $7 million, or $0.01 per diluted share, non-cash gain related to the fiscal 2004 shareholder litigation settlement; a $28 million, or $0.03 per diluted share after-

tax charge related to the Company’s restructuring plan; and a one-time tax benefit of approximately $26 million, or $0.04 per diluted share.

On a fully diluted operating basis, excluding acquisition amortization, the fiscal 2004 shareholder litigation settlement gain, the establishment of the Restitution Fund, and the Company’s restructuring plan, CA earned $0.22 per share in the second quarter of fiscal year 2005, compared with $0.14 per share in the second quarter of fiscal year 2004. Excluding the $0.04 per diluted share one-time tax benefit this quarter, CA earned $0.18 per share in the second quarter compared to the Company’s previous guidance of $0.15 to $0.17 per share.

Operating earnings per share is a non-GAAP financial measure, as noted in the discussion of non-GAAP results below. A reconciliation of GAAP income from continuing operations to non-GAAP operating income is included in the tables following this press release.

Capital Structure

CA generated approximately $152 million in cash from continuing operations in the second quarter, compared to the $184 million reported in the similar period last year.

The balance of cash and marketable securities at September 30, 2004, was approximately $2.25 billion, up $82 million from June 30, 2004. With $2.3 billion in total debt outstanding, the Company has a net debt position of $48 million.

“CA remains on track to deliver modest cash flow growth this year,” said Clarke.

Developments During the Quarter

During the quarter, CA made a number of important advances, including:

•	Resolving the government investigations and agreeing to form a Restitution Fund to compensate shareholders and agreeing to assist the government in obtaining executive disgorgement;

•	Initiating a cost restructuring plan to better align the Company’s investments with its growth strategy and save an estimated $70 million on an annualized basis, when fully implemented;

•	Acquiring top-of-the-line anti-spyware technology and production from PestPatrol to help build out the Company’s security portfolio;

•	Announcing the availability of BrightStor r11.1, a new generation of intelligent storage management solutions to help enterprises safeguard their corporate data assets with greater cost-efficiency;

•	Launching Unicenter Service Management to help customers gain greater visibility and control over the resources, costs and performance of their IT services; and

•	Making several enhancements to its leadership, including electing Laura S. Unger, a former commissioner of the Securities and Exchange Commission, to its Board of Directors, and naming George Fischer as senior vice president for North American Sales and Kevin Kern as chief information officer.

“In an IT marketplace in which purchasers continue to demand a measured return on every dollar invested, CA’s Enterprise Infrastructure Management strategy is a real competitive advantage,” Cron continued. “We are delivering on that strategy by developing and acquiring products that strengthen our product portfolio and meet the needs of our customers. We’re expanding our customer base to reach the growing small- to medium-sized enterprise market and we’re moving in to new geographies with outstanding growth potential. We have a management team focused on growing the business and leading the industry’s most talented employees to new levels of success.”

Outlook for the Remainder of Fiscal Year 2005

The following updated guidance is based on current expectations and represents “forward looking statements” (as defined below):

For the third quarter ending December 31, 2004:

•	Revenue in the range of $850 million to $865 million;

•	GAAP earnings per share in the range of $0.06 to $0.07; and

•	Diluted operating (non-GAAP) earnings per share in the range of $0.18 to $0.19.

For the full fiscal year 2005 ending March 31, 2005:

•	Revenue in the range of $3.425 billion to $3.475 billion, compared to the Company’s previous guidance of $3.4 billion to $3.5 billion;

•	GAAP earnings per share in the range of $0.06 to $0.09, inclusive of one-time items, compared to previous guidance of $0.25 to $0.30; and

•	Diluted operating (non-GAAP) earnings per share in the range of $0.79 to $0.82, compared to previous guidance of $0.70 to $0.75.

Clarke said, “Our financial discipline and restructuring plan will allow us to focus on our strategic initiatives to drive top-line growth.”

Second Quarter Webcast

The Company will host a webcast at 5 p.m. EDT today to discuss its second quarter fiscal year 2005 results. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1 (706) 679-5227.

Non-GAAP Financial Measures

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles

(GAAP). Non-GAAP “operating” net income and earnings per share exclude non-cash amortization of acquired technology and other intangibles, the government investigation and restructuring charges, the class-action and derivative litigation settlement charge and the applicable tax effects of these items. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding non-cash acquisition-related charges, the government investigation and restructuring charges and the litigation settlement charge, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

About CA

Computer Associates International, Inc. (NYSE:CA), the world’s largest management software company, delivers software and services across operations, security, storage and life cycle management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and operates in more than 100 countries. For more information, please visit http://ca.com.

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Certain statements in this press release may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risks associated with Computer Associates’ deferred prosecution agreement with the United States Attorney’s Office for the Eastern District of New York, including that Computer Associates could be charged with criminal offenses if Computer Associates violates the agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission (“SEC”) investigations, including shareholder and derivative litigation; Computer Associates is subject to intense competition; risks associated with the recent loss and ongoing replacement of key personnel; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our credit ratings have been downgraded and could be downgraded further; customers are still adapting to our Business Model; the failure to protect our intellectual property rights may weaken our competitive position; we may become dependent upon large transactions; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; risks associated with the potential acquisition of Netegrity, including the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Netegrity’s operations into those of Computer Associates, such integration may be more difficult, time-consuming or costly than expected, revenues following the transaction may be lower than expected, operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction, the retention of certain key employees at Netegrity, the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule, and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; and the other factors discussed in “Risk Factors” in the Computer Associates’ Annual Report or Form 10-K for the most recently ended fiscal year and Computer Associates’ other filings with the SEC, which are available at http://www.sec.gov. Computer Associates assumes no obligation to update the information in this release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Subscription revenue	$592	$473	$1,161	$920
Software fees and other	53	75	129	142
Maintenance	123	151	250	310
Financing fees	28	49	61	103
Professional services	59	55	114	114

Total revenue	855	803	1,715	1,589
Amortization of capitalized software costs	111	117	223	233
Cost of professional services	54	52	109	107
Selling, general and administrative	337	317	644	638
Product development and enhancements	174	165	346	327
Commissions and royalties	69	55	135	107
Depreciation and amortization of other intangibles	32	34	64	67
Interest expense, net	24	29	50	60
Restructuring charge	28	—	28	—
Other gains/losses, net	—	20	3	24
Shareholder litigation and government investigation settlements	211	150	216	150

Total expenses	1,040	939	1,818	1,713
Loss from continuing operations before income tax benefit	(185)	(136)	(103)	(124)
Income tax benefit	(91)	(46)	(62)	(42)

Loss from continuing operations, net of taxes	(94)	(90)	(41)	(82)
Income from discontinued operation	—	—	—	—
Adjustment to gain on disposal of discontinued operations, net of taxes	(2)	—	(2)	—

Net loss	$(96)	$(90)	$(43)	$(82)

Basic loss per share:
Loss from continuing operations	$(0.16)	$(0.16)	$(0.07)	$(0.14)
Discontinued operation	—	—	—	—

Net loss	$(0.16)	$(0.16)	$(0.07)	$(0.14)

Basic weighted-average shares used in computation	587	579	587	579
Diluted loss per share:
Loss from continuing operations	$(0.16)	$(0.16)	$(0.07)	$(0.14)
Discontinued operation	—	—	—	—

Net loss	$(0.16)	$(0.16)	$(0.07)	$(0.14)

Diluted weighted-average shares used in computation	587	579	587	579

Table 2
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(in millions)
(unaudited)

	Sept 30,	March 31,
	2004	2004
Cash and marketable securities	$2,252	$1,902
Trade and installment A/R, net	699	949
Federal and state income tax receivable	—	96
Deferred income taxes	427	311
Other current assets	76	108

Total current assets	3,454	3,366
Installment A/R, net	701	820
Property and equipment, net	616	641
Purchased software products, net	882	1,045
Goodwill, net	4,364	4,366
Other noncurrent assets, net	443	449

Total assets	$10,460	$10,687

Loans payable and current portion of long –term debt	$826	$2
Deferred subscription revenue (collected)-current	1,060	1,210
Shareholder litigation and government investigation settlements	329	113
Other current liabilities	1,056	1,130

Total current liabilities	3,271	2,455
Long-term debt, net of current portion	1,474	2,298
Deferred income taxes	499	618
Deferred subscription revenue (collected)-noncurrent	219	276
Deferred maintenance revenue	244	293
Other noncurrent liabilities	28	29

Total liabilities	5,735	5,969
Stockholders’ equity	4,725	4,718

Total liabilities and stockholders’ equity	$10,460	$10,687

Table 3
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Quarterly Condensed Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	September 30,
	2004	2003
OPERATING ACTIVITIES:
Net loss	$(96)	$(90)
Adjustment to gain on disposal of discontinued operations, net of taxes	2	—

Loss from continuing operations	(94)	(90)
Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
Depreciation and amortization	143	151
Provision for deferred income taxes	(126)	(72)
Non-cash stock-based compensation expense	11	4
Decrease in noncurrent installment A/R, net	47	122
Decrease in deferred subscription revenue (collected) – noncurrent	(41)	(4)
Decrease in deferred maintenance revenue	(25)	(37)
Decrease in trade and current installment A/R, net	90	34
Government investigation settlement	218	—
Decrease in deferred subscription revenue (collected) – current	(135)	(98)
Restructuring charge	28	—
Other	36	174

NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	152	184
INVESTING ACTIVITIES:
Acquisitions of purchased software	(40)	(22)
Settlements of purchase accounting liabilities	(2)	(6)
Purchases of property and equipment, net	(12)	(9)
Purchases of marketable securities, net	3	(3)
Increase in capitalized software development costs and other	(15)	(10)

NET CASH USED IN INVESTING ACTIVITIES	(66)	(50)
FINANCING ACTIVITIES:
Debt borrowings/repayments, net	1	—
Dividends paid	(23)	(23)
Exercises of common stock options and other	9	2
Purchases of treasury stock	—	(2)

NET CASH USED IN FINANCING ACTIVITIES	(13)	(23)
INCREASE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH	73	111
Effect of exchange rates on cash	10	6

INCREASE IN CASH AND CASH EQUIVALENTS	83	117
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,059	763

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,142	$880

Table 4
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Operating Results from Continuing Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Total Revenue (See Table 1)	$855	$803	$1,715	$1,589
Total Expenses (See Table 1)	1,040	939	1,818	1,713

Loss From Continuing Ops. Before Taxes (See Table 1)	(185)	(136)	(103)	(124)
Non-GAAP Adjustments:
Purchased Software Amortization	101	107	203	213
Intangibles Amortization	10	10	20	20
Restructuring Charge	28	—	28	—
Government Investigation Charge	218	—	218	—
Shareholder Litigation	(7)	150	(2)	150

Total Non-GAAP Adjustments	350	267	467	383
Operating Income Before Interest Adj. & Taxes	165	131	364	259
Interest on Dilutive Convertible Bonds	10	2	20	4

Operating Income Before Taxes	175	133	384	263
Income Tax Provision(1)	36	50	111	98

Net Operating Income From Continuing Operations(1)(2)	$139	$83	$273	$165

Diluted Operating EPS(1)(2)	$0.22	$0.14	$0.43	$0.27

# of Shares Used(2)	642	612	642	608

(1)	The three and six months ended September 30, 2004 includes a $26.4 million or $.04 per share one time tax benefit.

(2)	Net operating income and the number of shares used in the computation of diluted operating EPS for the three and six months ended September 30, 2004 and 2003 have been adjusted to reflect the dilutive impact of the Company’s 1.625 percent Convertible Senior Notes. The number of shares for the three and six months ended September 30, 2004 also includes the dilutive impact of the Company’s 5 percent Convertible Senior Notes.

Table 5
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results from Continuing Operations to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending			Fiscal Year Ending
	December 30, 2004			March 31, 2005
Projected revenue range	$850	to	$865	$3,425	to	$3,475

Projected GAAP EPS range	$0.06	to	$0.07	$0.06	to	$0.09
Non GAAP adjustments, net of taxes
Acquisition amortization	0.10		0.10	0.43		0.43
Government Investigation Settlement	—		—	0.22		0.22
Restructuring Charge	0.01		0.01	0.04		0.04
Interest on Dilutive Convertible Bonds	0.01		0.01	0.04		0.04

Projected diluted operating EPS range	$0.18	to	$0.19	$0.79	to	$0.82